UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	April 26, 2023
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd, Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On April 26, 2023, the stockholders of ARC Document Solutions, Inc. (the “Company”) approved an amendment to the ARC Document Solutions, Inc. 2021 Incentive Plan (the “2021 Plan”), which increased the number of shares of common stock that may be issued under the 2021 Plan by 5,000,000 shares. The amendment to the 2021 Plan had previously been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The 2021 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. All of the Company’s employees, directors and others who provide consulting and advisory services to the Company are eligible to receive awards under the 2021 Plan.

The foregoing description of the 2021 Plan is qualified in its entirety by the text of the 2021 Plan. A summary of the 2021 Plan is included as part of Proposal 5 in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2023. The summary of the 2021 Plan is qualified in its entirety by the text of the 2021 Plan, which was filed as Appendix A to the Company’s Definitive Proxy Statement and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 26, 2023, the Company held its 2023 annual meeting of stockholders. A total of 43,321,506 shares of the Company’s common stock were entitled to vote as of March 1, 2023, which was the record date for the annual meeting. There were 33,658,578 shares present in person or by proxy at the annual meeting. Set forth below are the matters voted upon by the Company’s stockholders at the 2023 annual meeting and the final voting results of each such proposal.

Proposal 1 - Election of Directors

The stockholders elected five directors, each to serve a one-year term until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kumarakulasingam Suriyakumar	22,947,395	1,521,972	9,189,211
Bradford L. Brooks	23,032,930	1,436,437	9,189,211
Cheryl Cook	22,979,635	1,489,732	9,189,211
Tracey Luttrell	21,794,020	2,675,347	9,189,211
Mark W. Mealy	22,962,761	1,506,606	9,189,211

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders voted to ratify the appointment of Armanino LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
32,167,430	1,067,300	423,848	0

Proposal 3 - Advisory, Non-Binding Vote on Executive Compensation

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s executive officers for fiscal year 2022, as disclosed in the Company’s 2023 proxy statement. The results of the advisory, non-binding vote were as follows:

For	Against	Abstain	Broker Non-Votes
22,178,971	811,111	1,479,285	9,189,211

Proposal 4 - Advisory, Non-Binding Vote on Frequency of Executive Compensation Votes

The Company’s stockholders voted, on an advisory, non-binding basis, that the Company should hold a stockholder vote every year on the compensation paid to the Company’s named executive officers. The results of the advisory, non-binding vote were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
21,196,239	28,315	1,835,419	1,409,394	9,189,211

The Company has considered the outcome of this advisory, non-binding vote and has determined, as was recommended with respect to this proposal in the proxy statement for the 2023 annual meeting, that the Company will hold future say on pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of executive compensation votes.

Proposal 5 – Approval of Amendment to the 2021 Incentive Plan to increase the aggregate number of shares of ARC Document Solutions' common stock authorized for issuance under such plan by 5,000,000

The Company’s stockholders approved an amendment to the 2021 Incentive Plan to increase the aggregate number of shares of the Company’s common stock authorized for issuance under such plan by 5,000,000. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
22,324,026	1,654,123	491,218	9,189,211

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	ARC Document Solutions, Inc. 2021 Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed on March 31, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2023	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer

Exhibit Index
Exhibit No.	Description

99.1	ARC Document Solutions, Inc. 2021 Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed on March 31, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)